UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 10, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 803-2300

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Option and SAR Matters

        On August 8, 2006, Cablevision Systems Corporation (the “Company”) and CSC Holdings, Inc. filed a Current Report on Form 8-K disclosing that as a result of a voluntary, ongoing review they had determined that the date and exercise price assigned to a number of its stock options and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the closing price of the Company’s common stock on that day.

        Shareholder derivative lawsuits have been filed in New York State Supreme Court, Nassau County, by parties identifying themselves as shareholders of the Company purporting to act on behalf of the Company against certain present and former members of the Company’s Board of Directors and certain present and former executive officers. These lawsuits allege breaches of fiduciary duty and unjust enrichment relating to practices with respect to the dating of stock options, recordation and accounting for stock options, and financial statements and SEC filings. The lawsuits seek damages from all defendants and disgorgement from the officer defendants.

        There may be additional lawsuits filed, including purported class actions and additional derivative actions, in federal or state court, which are based upon allegations substantially similar to those described above or otherwise involving options related matters. The Company does not intend to file further Current Reports on Form 8-K describing the filing of any such additional lawsuits.

        As noted in the Company’s August 8, 2006 Form 8-K, the Company contacted the Securities and Exchange Commission (“SEC”) and the U.S. Attorney’s Office for the Eastern District of New York concerning the option and SAR review. The Company has since been informed that the SEC and the U.S. Attorney’s Office are each conducting an investigation into these matters. The Company intends to fully cooperate with these investigations.

Pending Exchange Offer

         CSC Holdings, Inc., due to the matters discussed in the August 8, 2006 Form 8-K referenced above, announced on August 16, 2006 that it would extend until September 8, 2006, at 5:00 P.M., New York City time, its offer to exchange up to $500 million aggregate principal amount of its 6-3/4% Senior Notes due 2012, which were initially issued and sold in a private placement in April 2004, for an equal aggregate amount of its registered 6-3/4% Senior Notes due 2012. Except for the extension of the expiration date, all of the other terms of the exchange offer remain as set forth in the exchange offer prospectus dated July 18, 2006.

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RNS Financial Information

        On August 13, 2006, the Company’s subsidiary, Rainbow National Services LLC (“RNS”), advised the trustee for its outstanding notes that, in light of the option and SAR review disclosed in the Company’s August 8, 2006 Form 8-K, RNS would not deliver financial information under the RNS indentures by August 14, 2006 but expected to be able to deliver that information by August 21, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: August 16, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: August 16, 2006

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